Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 www.mintz.com

February 16, 2021

Hydrofarm Holdings Group, Inc.

2249 South McDowell Boulevard Ext.
Petaluma, California 94954

Ladies and Gentlemen:

We have acted as legal counsel to Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 5,434,178 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). 4,912,984 of the Shares may be issued pursuant to (i) the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”), (ii) the Company’s 2019 Employee, Director and Consultant Equity Incentive Plan (the “2019 Plan”), (iii) the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and (iv) the Amended and Restricted Stock Unit Award Agreement (the “Award” and, together with the 2020 Plan, the 2019 Plan and the 2018 Plan, the “Plans”). 521,194 of the Shares subject to the Registration Statement are reserved with respect to restricted common stock of the Company pursuant to the 2018 Plan and the 2019 Plan to be registered for resale. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plans.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

BOSTON      LONDON      LOS ANGELES      NEW YORK      SAN DIEGO      SAN
FRANCISCO      WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ February 16, 2021 Page 2

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.